Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,332,290)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(7,903,050)
Dividend Income	440,641
Interest Income	223,657
ETF Transaction Fees	3,500
Total Income (Loss)	$(9,567,542)

Expenses
General Partner Management Fees	$98,826
Professional Fees	22,025
Brokerage Commissions	9,396
Directors' Fees and insurance	6,842
Total Expenses	$137,089
Net Income (Loss)	$(9,704,631)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/23	$169,926,012
Additions (850,000 Shares)	25,838,585
Withdrawals (650,000 Shares)	(20,508,694)
Net Income (Loss)	(9,704,631)

Net Asset Value End of Month	$165,551,272
Net Asset Value Per Share (5,500,000 Shares)	$30.10

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596